UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2017

MGM Growth Properties LLC

(Exact name of registrant as specified in its charter)

Delaware	001-37733	47-5513237
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 S. Rainbow Blvd., Suite 500 Las Vegas, Nevada		89118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 669-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On January 12, 2017, the Board of Directors of MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), appointed Robert Smith to serve as a member of the Company’s Board of Directors (the “Board”) until the Company’s next annual meeting or until a successor is elected and qualified. Mr. Smith was also appointed to the Audit Committee of the Board. In addition, the Company expects that Mr. Smith will be a member of the conflicts committee, along with Thomas Roberts and Michael Rietbrock, from time to time as the Board constitutes the committee to evaluate specific matters that the Board believes may involve conflicts of interest. There is no arrangement or understanding between Mr. Smith and any other persons pursuant to which he was selected to serve as a director of the Company. The Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with Mr. Smith within the meaning of Item 404(a) of Regulation S-K. Mr. Smith will be entitled to receive the same cash and equity compensation as the other independent directors as described under “Director Compensation” in the Company’s Prospectus filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2016 and incorporated herein by reference. Mr. Smith also received a grant of restricted stock units with a target value of $45,000. The restricted stock units vest on the earlier of the first anniversary of the grant date and the date of the Company’s next annual meeting. The grant was made pursuant to the Form of Restricted Stock Unit Agreement for non-employee directors previously filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the Commission on April 25, 2016 and incorporated herein by reference. On January 13, 2017, the Company issued a press release regarding the election of Mr. Smith, a copy of which is furnished as Exhibit 99.l to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits:

Exhibit No.	Description

99.1	Press Release of the Company dated January 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Growth Properties LLC

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Secretary

Date: January 13, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of the Company dated January 13, 2017.